Exhibit 24
POWER OF ATTORNEY
(Re: Huntington Investment and Tax Savings Plan)
     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 25,000,000 shares of the common stock of the Corporation in connection with: the Corporation’s Investment and Tax Savings Plan, along with an indeterminate amount of plan interests thereunder, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of September 15, 2008.
DIRECTORS/OFFICERS:

Signature	Title

/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ Donald R. Kimble Donald R. Kimble	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Thomas P. Reed Thomas P. Reed	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Raymond J. Biggs Raymond J. Biggs	Director

/s/ Don M. Casto, III Don M. Casto, III	Director

/s/ Michael J. Endres Michael J. Endres	Director

/s/ Marylouise Fennell Marylouise Fennell	Director

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director

Signature	Title

/s/ D. James Hilliker D. James Hilliker	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Jonathan A. Levy Jonathan A. Levy	Director

/s/ Wm. J. Lhota Wm. J. Lhota	Director

/s/ Gene E. Little Gene E. Little	Director

/s/ Gerard P. Mastroianni Gerard P. Mastroianni	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director